Exhibit 99.1

Audited Consolidated Financial Statements of CitySync Limited

CITYSYNC LIMITED
CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

January 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$2
Accounts receivable (net of allowance for doubtful accounts of $116)	1,783
Inventories	747
Income taxes refundable and other	273
Total current assets	2,805

Property and equipment:
Furniture and fixtures	42
Leasehold improvements	99
Equipment	424
565
Accumulated depreciation	370
195

Software development costs (net of amortization of $421)	307
TOTAL ASSETS	$3,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,007
Bank line of credit	913
Shareholder loans	471
Accrued compensation	119
Accrued interest and other	449
Total current liabilities	2,959

Shareholders’ equity:
Common stock, £1.00 par value; 15,000 shares issued and outstanding	24
Retained earnings	324
Total shareholders’ equity	348
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,307

See accompanying notes to the consolidated financial statements.

CITYSYNC LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
(in thousands, except share data)

Year ended January 31, 2010

Revenue	$7,441

Cost of revenue	3,664
Gross profit	3,777

Selling, general and administrative expense	4,122
Loss from operations	(345)

Interest expense	(168)
Loss before income taxes	(513)

Income tax benefit	130
Net loss	(383)

Retained earnings February 1, 2009	707
Retained earnings January 31, 2010	$324

See accompanying notes to the consolidated financial statements.

CITYSYNC LIMITED
CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)

Year ended January 31, 2010
Operating activities:
Net loss	$(383)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	64
Amortization	101
Patent costs written off	144
Changes in operating assets and liabilities:
Accounts receivable	(680)
Inventories	(497)
Income taxes refundable and other	(199)
Accounts payable	602
Accrued liabilities	290
Net cash used in operating activities	(558)

Investing activities:
Purchases of property and equipment	(112)
Software development costs capitalized	(47)
Net cash used in investing activities	(159)

Financing activities:
Proceeds from line of credit	649
Decrease in cash	(68)

Cash and cash equivalents at beginning of year	70
Cash and cash equivalents at end of year	$2

Supplemental disclosure:
Income taxes paid	$56
Interest expense paid	$170

See accompanying notes to the consolidated financial statements.

Notes to Consolidated Financial Statements

January 31, 2010

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

          CitySync Limited (referred to herein as “we,” the “Company,” “us” and “our”) is incorporated in the United Kingdom and develops and markets software-based computer enabled detection products for use in applications involving automatic number plate recognition (ANPR). We sell our products primarily to distributors. Our products are used primarily by governmental and quasi-public entities.

PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of CitySync Limited and our wholly-owned subsidiary CitySync Technologies, Inc. located in the United States. All significant inter-company transactions and accounts have been eliminated in consolidation.

REVENUE RECOGNITION

          We recognize revenue, net of value added or sales tax, at the time of shipment or delivery, the selling price is fixed or determinable and collection of payment is reasonably assured. The majority of our sales are made to customers in Europe.

CASH AND CASH EQUIVALENTS

          For purposes of balance sheet classification and the statement of cash flows, we consider all highly liquid instruments with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

          We grant credit to customers in the normal course of business and generally do not require collateral. Management performs on-going credit evaluations of customers. We have fixed payment terms with each of our customers that vary in length.

INVENTORIES

          Inventories are primarily finished goods and are valued at the lower of cost or market on the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation is computed on accelerated methods over a 5 to 10 year period except for leasehold improvements which are depreciated on a straight-line basis over the life of the lease.

SOFTWARE DEVELOPMENT COSTS

          We capitalize software development costs and significant product enhancements beginning with the establishment of technological feasibility and concluding when the product or enhancement is available for release. We amortize software development costs on a straight-line basis over four years. We expect to recognize amortization expense for software development costs of $77,000 in each of the next four fiscal years. We reviewed and determined that no impairment to software development costs arose in the year ended January 31, 2010.

INCOME TAXES

          Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment. We recognize tax benefits when we believe the benefit is more likely than not to be sustained upon review from the relevant authorities. We recognize penalties and interest expense related to unrecognized tax benefits in income tax expense.

IMPAIRMENT OF LONG-LIVED ASSETS

          Long-lived assets are reviewed for impairment when indicators of impairment are present. Impairment is recognized when the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. No such losses were recorded during the year ended January 31, 2010.

USE OF ESTIMATES

          Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates.

RESEARCH AND DEVELOPMENT

          Research and development costs are charged to operations in the period incurred. Research and development costs charged to expense in the year ended January 31, 2010 were $652,000.

ADVERTISING

          Advertising costs are charged to operations in the period incurred and totaled $22,000 for the year ended January 31, 2010.

FOREIGN CURRENCY

          All assets and liabilities of CitySync Limited are translated from British sterling to United States dollars at period-end rates of exchange, while the statement of income is translated at the average exchange rates during the period. Exchange rates used are 1.5982 for balance sheet and 1.5747 for income statement.

          No accumulated translation amount is presented as the adjustment is immaterial.

COMPREHENSIVE LOSS

          Comprehensive loss for the year ended January 31, 2010 is the same as net loss.

NEW ACCOUNTING PRONOUNCEMENTS

          Effective September 15, 2009, we adopted Accounting Standards Codification (“ASC”) 105-10, making the ASC of the Financial Accounting Standards Board (“FASB”) the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature not included in the ASC is non-authoritative. The Codification did not have a significant impact on our consolidated financial statements or disclosures.

2.	CREDIT FACILITY

          We have a revolving line of credit based on an accounts receivable factoring arrangement with our bank that provides up to $1.2 million in short-term borrowings. Under the line, we factor receivables at a 1.75% discount and, in addition, interest accrues on outstanding balances. At January 31, 2010, the interest rate was 2.75%. Advances are determined under a formula for eligible receivables and are secured by a pledging of the eligible receivables. The line has other provisions standard in factoring arrangements such as limited recourse on bad debts and a 15% withholding on advances. The line is senior to our shareholder loans and prohibits their repayment without permission from our bank.

At January 31, 2010, we were out of compliance with the minimum tangible net worth provision of the loan.

3.	SHAREHOLDER LOANS

          We have issued notes to three of our shareholders for loans made to the Company totaling $471,000. The loans currently bear interest at 9.75%. Interest accrued and unpaid at January 31, 2010 was $135,000.

4.	LEASE COMMITMENTS

          We lease office space and automobiles under operating lease agreements expiring at various dates through May 2013. Rent expense for our office space and leased automobiles amounted to $134,000 in 2010.

In February 2010, we signed an additional lease for office space that runs through 2020 although the lease can be terminated at our option in 2014.

Future minimum annual lease payments under noncancelable operating leases for the years ending January 31, 2011, 2012, 2013 and 2014 are $181,000, $211,000, $190,000 and $160,000, respectively.

5.	INCOME TAXES

Deferred tax assets are immaterial at January 31, 2010.

          The income tax benefit realized in 2010 is a result of receiving refundable research and development tax credits and carrying back tax losses in 2010 against the previous two tax years. Income taxes refundable at January 31, 2010 were $148,000.

We do not have any uncertain tax positions and as such have not recorded a liability.

          We are subject to income taxes in the United Kingdom, U.S. federal and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and require significant judgment to apply. Generally, we are subject to United Kingdom, U.S. federal and state tax examinations by taxing authorities for filings made after November 30, 2006.

6.	SIGNIFICANT CUSTOMERS, VENDORS AND CONCENTRATION OF CREDIT RISK

          For the year ended January 31, 2010, two customers accounted for 13% and 11% of revenue, respectively. For the year ended January 31, 2010, four vendors accounted for 84% of cost of revenue. The percentage for each respective vendor was 38%, 21%, 15% and 10%. At January 31, 2010, two customers comprised 21% and 14%, respectively, of accounts receivable.

7.	RETIREMENT PLANS

We are obligated to contribute to a defined contribution pension scheme for certain employees. We made contributions totaling $28,000 in 2010.

8.	LEGAL SETTLEMENT

          In 2009, we were named in a lawsuit for patent infringement. In May 2010, the lawsuit was settled and we were given a perpetual, royalty-free license to use the patent. We accrued the expense of this lawsuit, including settlement and legal costs totaling $120,000, as of January 31, 2010.

9.	SUBSEQUENT EVENT

          In June 2010, we became a wholly-owned subsidiary of Image Sensing Systems Europe Ltd. (ISS/Europe) upon the purchase of all of our outstanding ordinary shares by ISS/Europe. ISS/Europe is a subsidiary of Image Sensing Systems, Inc.

We have evaluated subsequent events through October 25, 2010, the date which the financial statements were issued.

Independent Auditor’s Report

Directors
CitySync Limited

          We have audited the accompanying consolidated balance sheet of CitySync Limited and subsidiary as of January 31, 2010 and the related consolidated statements of operations and retained earnings, and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CitySync Limited and subsidiary as of January 31, 2010, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DAVID J. BROWN LLC

Stillwater, Minnesota
October 25, 2010